                          SUBSCRIPTION AGENT AGREEMENT

     This Subscription Agent Agreement, made and entered into as of this day of _________ 1998, by and between FiberChem, Inc., a Delaware corporation (the "Company"), and Corporate Stock Transfer, Inc. (the "Subscription Agent").

                              W I T N E S S E T H:


     WHEREAS, the Company has filed a Registration Statement on Form SB-2 (Registration No. 333-46555) with the Securities and Exchange Commission (the "Registration Statement") in connection with the proposed offering (the "Rights Offering") of up to 8,976,962 Units, each consisting of one share of Common Stock and one Class E Warrant (the "E Warrants"), for sale to holders of nontransferable subscription rights (the "Rights"), which are to be issued to holders (the "Common Stockholders") of outstanding shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"), holders of the Company's Convertible Preferred Stock ("Preferred Stock"), and holders (the "Warrantholders") of the Company's Class D Common Stock Purchase Warrants (the "Warrants"); and other Warrants. The Registration Statement also covers the resale of an additional 130,000 Units which have been issued to Privatbank Vermag AG ("Privatbank") in consideration of credit extended to the Company by Privatbank.


     WHEREAS, the Subscription Agent presently serves as transfer agent and registrar of the Company's Common Stock and Warrants and will also serve as transfer agent and registrar for the Rights and the E Warrants;


     WHEREAS, the Company intends to issue one Right for each four shares of Common Stock owned or issuable upon conversion held of record as of October 16, 1998 (the "Record Date"), and intends that the Rights will be exercisable at the rate of one Right for each Unit purchased thereunder at a price of $.22 per Unit (the "Subscription Price"), that any Rights holder may subscribe for additional Units pursuant to a limited Additional Subscription Privilege (as defined herein), and that the Rights will be evidenced by transferable certificates (the "Rights Certificates") in form satisfactory to the Subscription Agent and the Company; and


     WHEREAS, the Company desires to employ the Subscription Agent to act as a subscription agent in connection with the Rights Offering, including, but not limited to, the issuance and delivery of the Rights Certificates, and the Subscription Agent is willing to act in such capacity:

     NOW, THEREFORE, the parties hereto agree, in consideration of the mutual covenants and promises herein contained, as follows:

     1. APPOINTMENT OF SUBSCRIPTION AGENT.   The Rights Offering will be
conducted in the manner and upon the terms as set forth in the Prospectus constituting a part of the Registration Statement as declared effective by the Securities and Exchange Commission and as amended (the "Prospectus"), which is incorporated herein by reference and made a part hereof as if set forth in full herein. The Subscription Agent is hereby appointed as subscription agent to effect the Rights Offering in accordance with the Prospectus, and the Subscription Agent hereby accepts such appointment. Each reference to the Subscription Agent in this Agreement is to the Subscription

Agent in its capacity as subscription agent unless the context indicates otherwise.

     2. DELIVERY OF DOCUMENTS BY COMPANY.


     (a) The Company will cause to be timely delivered to the Subscription Agent sufficient copies of the following documents for delivery to all intended recipients of the Rights (the "Rights Offerees"):


          (i) the Prospectus;


         (ii) blank Subscription Rights Certificates which includes instructions for completion;


        (iii) transmittal letter to Rights Offerees (the "Rights Letter"); and

         (iv) separate instructions for Rights Offerees who are nominees (the "Nominee Instructions") as contained in the Rights Letter.

     (b) The Company will also deliver to the Subscription Agent (i) resolutions adopted by the Board of Directors of the Company in connection with the Rights Offering, certified by the Secretary or Assistant Secretary of the Company, and (ii) on or promptly following the Rights Expiration Date (as defined in the Prospectus), sufficient blank forms for the issuance of the E Warrants.

     3. DETERMINATION OF RIGHTS OFFEREES AND RIGHTS.

     (a) On or about the Record Date, the Subscription Agent shall create and maintain, from the stock and warrant ledgers and registers it maintains in its capacities as transfer agent and registrar for the Common Stock and the Warrants and from a list of Preferred Stockholders provided to it by the Company, a list of the names, addresses and taxpayer identification numbers of the Rights Offerees and the number of Rights each such Rights Offeree is entitled to receive in the Rights Offering in accordance with the terms of the Prospectus (the "Rights Ledger"). With respect to the Common Stock held of record by stock depositary trust companies (such as Cede & Co.), the Subscription Agent and the Company shall timely solicit and obtain a list containing similar information with respect to the broker/dealers or banks for whom such companies hold such stock as nominee and merge such information with and into the Rights Ledger. The Rights Offerees shall be established as of the close of business on the Record Date.

     (b) Each Rights Offeree shall receive one Right for each four shares of Common Stock owned or issuable upon exercise of the Warrants or conversion of the Preferred Stock held of record as of the Record Date. Fractional Rights will not be issued by the Company.

     4. MAILING OF DOCUMENTS BY SUBSCRIPTION AGENT. Except as provided in Paragraph

8 below, on or before six (6) business days after the date of effectiveness of the Registration Statement, the Subscription Agent shall mail or cause to be mailed, via first class mail, to each Rights Offeree a Rights Certificate evidencing the number of Rights to which such Rights Offeree is entitled, a Prospectus, an envelope addressed to the Subscription Agent and a Rights Letter. Prior to mailing, the Subscription Agent, as transfer agent and registrar for the Rights, will cause to be issued Rights Certificates in the names of the Rights Offerees and for the number of Rights to which they are each entitled, as determined in accordance with Paragraph 3 above. The Subscription Agent shall make reasonable efforts to identify which of the Rights Offerees are likely to be nominee holders and to include the Nominee Instructions with such mailing to such Rights Offerees. The Subscription Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. The signatures of the officers of the Company on the Rights Certificates shall be facsimile signatures.
Immediately after the Rights Certificates are mailed, the Subscription Agent shall execute and deliver to the Company a certificate in the form of EXHIBIT A hereto.

     5. SUBSCRIPTION PROCEDURE.


     (a) For a valid exercise of Rights to occur, the Subscription Agent must receive, by mail, hand delivery, and otherwise, prior to 5:00 p.m., Denver, Colorado time, on the Expiration Date (as defined in the Prospectus), the Rights Certificate pertaining to such Rights, which has been properly completed and endorsed for exercise, as provided in the instructions on the reverse side of the Rights Certificate, and payment in full of the Subscription Price for the number of Units subscribed by personal check, bank certified or cashier's check, money order or wire transfer for good funds payable to the order of "Corporate Stock Transfer, Inc., as Subscription Agent."

     (b) Within five (5) business days after the Expiration Date, the Subscription Agent shall prepare a preliminary list of the names, addresses and taxpayer identification numbers of subscribers pursuant to the valid exercise of Rights, which list shall be finalized by the Subscription Agent as soon as practicable thereafter. The shares of Common Stock and E Warrants comprising the Units validly subscribed for pursuant to the Rights shall be issued by the Subscription Agent, acting in its role as transfer agent and registrar for the Common Stock and E Warrants, upon receipt of written instructions from the Company. The Subscription Agent acknowledges that in its role as the Transfer Agent and Warrant Agent it has prior to the date of this Prospectus issued to Privatbank, at the request of the Company, the shares of Common Stock and Class E Warrants comprising 130,000 Units due to Privatbank.

     (c) Within five (5) business days after receipt of written instructions from the Company to mail the shares of Common Stock and E Warrants comprising the Units subscribed for pursuant to the Rights, the Subscription Agent shall mail certificates representing the E Warrants and Common Stock subscribed for by the holders of the Rights. The certificates shall be mailed via first class mail to the subscribers' addressee as shown on the reverse side of the Rights Certificate or, if none, then as listed on the Subscription Agent's register (except that the Subscription Agent shall comply with any ancillary written delivery instructions provided by any subscriber). The Subscription Agent shall maintain a mail loss surety bond protecting the Company and the Subscription Agent from loss or liability arising out of non-receipt or non-delivery of such certificates.

     (d) No fractional Units will be issued by the Company. Any Rights Offeree who would be entitled to purchase a fractional Unit will be given the right to purchase a full Unit. A Rights Certificate may not be divided in such a manner as would permit the holders to subscribe for a greater number of Units than the number for which they would be entitled to subscribe under the original Rights Certificate. Rights Offerees, such as banks, securities dealers and brokers, who receive Rights as nominees for one or more beneficial owners shall be given the right to purchase a full Unit when entitled to purchase a fractional Unit and shall be entitled to exercise their Rights Certificates on behalf of the beneficial owners.


     (e) Rights Offerees shall have the right to subscribe for Unsubscribed Rights on a pro rata basis in proportion to the total number of additional Units subscribed for by all Securityholders (the "Additional Subscription Privilege") at the Subscription Price. The Subscription Agent shall determine the number of Units subscribed for pursuant to the exercise of the Additional Subscription Privilege. If sufficient Units in excess of all Units subscribed for pursuant to the regular exercise of Rights are available to satisfy all exercised Additional Subscription Privileges, the Subscription Agent shall fill all such exercised Additional Subscription Privileges as and to the same extent as if pursuant to the regular exercise of Rights. To the extent, however, that sufficient Units are not available to fill all such exercised Additional Subscription Privileges, the Units which are available will be allocated among those electing to additionally subscribe pro rata to the proportion of the total number of additional Units subscribed for by all Securityholders. Unsubscribed Rights as of the Expiration Date may be subscribed for by those electing to exercise the Additional Subscription Privilege. To exercise the Additional Subscription Privilege, the appropriate block on the Additional Subscription form must be completed and payment in full for additional Units must accompany the form and be submitted to the Subscription Agent prior to the Expiration Date. In the event any holder who exercises his Subscription Privilege does not receive the Units subscribed therefor, the Subscription Agent shall refund the Subscription Price paid for the Units not received, without interest, to such holder promptly after the Expiration Date.


     6. DEFECTIVE EXERCISE OF RIGHTS; LOST RIGHTS CERTIFICATES. The Company shall have the right to reject any defective exercise of Rights or to waive any defect in exercise. If the Company advises the Subscription Agent that the Company rejects any defective exercise of Rights (except a failure to pay the full Subscription Price with respect to such exercise), the Subscription Agent shall as soon as practicable either (i) telephone the holder of such Rights (at the telephone number on the reverse side of the Rights Certificate) to explain the nature of the defect if the defect and the necessary correction can be adequately explained by telephone and the holder can correct the defect without possession of the Rights Certificates, or (ii) mail the Rights Certificate, together with a letter explaining the nature of the defect in exercise and how to correct the defect. If an exercise is not defective except that there is a partial payment of the Subscription Price, the Subscription Agent should issue only the number of Units for which sufficient payment has been made and seek additional payment for the remaining number of Units for which the exercise of the underlying Rights had been attempted. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 p.m., Denver, Colorado time, on the Expiration Date, shall be returned with any applicable tendered funds to the holder of such Rights Certificate. If any Rights Certificate is alleged to have been lost, stolen or destroyed, the Subscription Agent should follow the same procedures followed for lost stock certificates representing shares of Common Stock of the Company that the Company and the Subscription Agent in its capacity as transfer agent for the Common Stock use, provided that such procedure must be completed prior to the Expiration Date in order to be effective.

     7. LATE DELIVERY. If prior to 5:00 p.m., Denver, Colorado time, on the Expiration Date the Subscription Agent receives a written, telegraphic or telecopy guarantee from a commercial bank, a trust company having an office in the United States, or a member firm of the New York Stock Exchange, another registered national securities exchange or the National Association of Securities Dealers, Inc., stating the name of the subscriber, the number of Rights represented by the Rights Certificate and the number of Units subscribed for, and guaranteeing that the Rights Certificate and the Subscription Price will promptly be delivered to the Subscription Agent, such subscription may be accepted subject to receipt, within five (5) calendar days after the Expiration Date, of the duly completed and executed Rights Certificate and payment of the Subscription Price. In addition, the Subscription Agent shall extend the deadline for acceptance of subscriptions as provided in Paragraph 5 above by up to five (5) calendar days upon receipt of a request for such extension from the Company.

     8. FOREIGN STOCKHOLDERS. If requested by the Company, the Subscription Agent shall airmail or courier the documents required by Paragraph 4 hereof to Rights Offerees whose addresses are outside the United States or Canada and take other reasonable action requested by the Company to cause the timely delivery of such documents to such Offerees.

     9. PROOF OF AUTHORITY TO SIGN. The Subscription Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including any proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of the Rights in the following cases:

     (a) where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and the subscription form thereof is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, and the shares of Common Stock and E Warrants comprising the Units subscribed for are to be issued in the name of the registered holder of the Rights Certificate, as appropriate;

     (b) where the Rights Certificate is in the name of a corporation and the subscription form thereof is executed by an officer of such corporation and the shares of Common Stock and E Warrants comprising the Units subscribed for are to be issued in the name of such corporation;

     (c) where the Rights Certificate is executed by a bank or broker as agent for the registered holder of the Rights Certificate; provided that, the shares of Common Stock and E Warrants subscribed for are to be issued in the name of the registered holder of the Rights

Certificate; and

     (d) where the Rights Certificate is registered in the name of a decedent and the subscription form thereof is executed by a subscriber who purports to act as the executor or administrator of the estate, provided (i) the subscription is for not more than $1,000, and (ii) the shares of Common Stock and E Warrants subscribed for are to be registered in the name of the subscriber as executor or administrator of such estate of the deceased registered holder.

     In all of the cases set forth in this Paragraph 9 and notwithstanding anything contained in this Agreement to the contrary, the check tendered in payment of the applicable subscription must be drawn for the proper amount, to the order of the Subscription Agent and otherwise be in proper form, and there must be no evidence indicating that the subscriber is not the duly authorized representative he purports to be. In cases other than those set forth above, the Subscription Agent should procure the necessary legal documents. However, in the event that all legal requirements for proper exercise of the Rights have not been met at the Expiration Date, the Subscription Agent may accept approval from the Company as to whether such Rights Certificates may be accepted and the shares of Common Stock and E Warrants subscribed for thereunder issued.

     10. ESCROW OF FUNDS. Any funds received by the Subscription Agent as payments in connection with subscriptions for Units pursuant to the Rights Offering shall be held in trust and escrow by the Subscription Agent (and shall be invested in a non-interest-bearing bank account or other investment acceptable to the Company) pending receipt of written disbursement instructions from the Company, at which time the funds shall be disbursed in accordance with such written instructions from the Company. The Subscription Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into the subscription trust and escrow account to be maintained by the Subscription Agent. All interest on any funds received by the Subscription Agent shall inure to the benefit of and belong to the Company, including interest on any funds returned by the Subscription Agent to subscribers. All interest shall be disbursed or invested in accordance with written instructions from the Company. The Subscription Agent shall account on a weekly basis to the Company for all escrowed funds and on a more frequent basis, if requested by the Company.

     11. REPORTS. If requested by the Company, the Subscription Agent shall notify Mr. Melvin E. Pelley at the Company (702-361-9873) or his designee by telephone on or before 4:00 p.m., Las Vegas, Nevada time, on each business day during the period commencing with mailing of the Rights Certificates and ending at the Expiration Date (and in the case of guaranteed delivering, ending five (5) calendar days after the Expiration Date), which notice shall thereafter be confirmed in writing, of (i) the number of Units validly subscribed for, (ii) the number of Units subject to guaranteed delivery,
(iii) the number of Units for which defective subscriptions have been received and the nature of such defects, (iv) the number of Units validly subscribed for pursuant to the Additional Subscription Privilege, and (v) the amounts of collected and uncollected funds in the subscription escrow account established under this Agreement. At or before 5:00 p.m., Denver, Colorado time, on the first business day following the Expiration Date, or upon the request from the

Company from time to time thereafter, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth in clauses (i) through (v) above. At or before 12:00 noon, Denver, Colorado time, on the fifth (5th) calendar day following receipt from the Company of written instructions to mail the Units subscribed for pursuant to the Rights, the Subscription Agent will execute and deliver to the Company a certificate in the form of EXHIBIT B hereto. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Subscription Agent shall provide the Company or their designees with such information compiled by the Subscription Agent pursuant to this Paragraph 11 as any of them shall request from time to time by telephone or telecopy.

     12. FUTURE INSTRUCTIONS. With respect to notices or instructions to be provided by the Company hereunder, the Subscription Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company: Geoffrey Hewitt or Melvin Pelley.

     13.  PAYMENT OF EXPENSES.   The Company will pay the Subscription Agent for
its services under this Agreement in accordance with the fees listed on Schedule I attached hereto, and will reimburse the Subscription Agent for all reasonable and necessary expenses incurred by it in so acting.

     14. COUNSEL. The Subscription Agent may consult with counsel satisfactory to it, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Subscription Agent hereunder in good faith and in accordance with such advice or opinion of such counsel.

     15. INDEMNIFICATION. The Company covenants and agrees to indemnify and hold the Subscription Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Subscription Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement and for which the Subscription Agent is not otherwise reimbursed under the mail loss surety bond; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by the Subscription Agent as a result of, or arising out of, any negligence, misconduct or bad faith of the Subscription Agent or of any employees, agents or independent contractors used by the Subscription Agent in connection with performance of its duties hereunder.

     16.  NOTICES.   Unless otherwise provided herein, all reports, notices
and other communications required or permitted to be given hereunder shall be in writing and delivered by hand or telecopy or by first class mail, postage prepaid, as follows:

          (a)  If to the Company, to:

               FiberChem, Inc.
               1181 Grier Drive, Suite B
               Las Vegas, Nevada 89119
               Attention:  Geoffrey Hewitt
               Telecopy No. (702) 361-9652

          (b)  If to the Subscription Agent, to:

               Corporate Stock Transfer, Inc.
               370 17th Street, Suite 2350
               Republic Plaza
               Denver, Colorado 80202
               Attention:   Ms. Sally Rogers
               Telecopy No. (303)592-8821

     17. AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified except by a written instrument or document which has been executed by all of the parties hereto. Any party hereto may waive any of its rights arising under this Agreement only by a written instrument or document executed by such party, and any such waiver shall not be construed as a waiver of any subsequent, or other, right of such party.

     18. INVALIDITY. If one or more of the terms of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality be unenforceability shall not affect the remaining terms of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable term or terms had never been contained herein.

     19. BINDING EFFECT AND ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, that, without the prior written consent of the Company, the Subscription Agent may not assign any of its interests, rights or obligations arising out of this Agreement.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the date first written above.


                                       FIBERCHEM, INC.



                                       By:________________________________
                                       Name:______________________________
                                       Its:_______________________________


                                       CORPORATE STOCK TRANSFER, INC.



                                       By:________________________________
                                       Name:______________________________
                                       Its:_______________________________

                                  SCHEDULE I


                         SUBSCRIPTION AGENT AGREEMENT


FEES AS SUBSCRIPTION AGENT:

1.   Administration and acceptance.                    $   N/C

2.   Calculation of each Offeree's Rights,
     issuance of each Rights Certificate
     and mailing of Rights Certificates
     with Prospectus and literature, per
     Offeree (person entitled to receive a
     Right).                                           $      for
                                                       mailing and
                                                       $    per item

3.   Receipt of exercised Rights
     Certificates, deposit, clearing and
     reconciliation of funds received and
     computation, contacting subscribers to
     obtain additional information or
     corrections, issuing and mailing of
     certificates for shares of Common Stock
     and E Warrants, per subscriber.                   $     per item

4.   The Company pays all out-of-
     pocket expenses, such as postage
     and envelopes, at cost.

                                  EXHIBIT A

                      CERTIFICATE OF SUBSCRIPTION AGENT
                        FOR RIGHTS TO SUBSCRIBE FOR
                          UNITS OF FIBERCHEM, INC.


     The Corporate Stock Transfer, Inc. (the "Agent") does hereby certify that:

     1. The Agent has been duly appointed and authorized to act as Subscription Agent in connection with the issuance of rights (the "Rights") to subscribe for the purchase of Units, each Unit consisting of one share of Common Stock and one Class E Warrants of FiberChem, Inc., a Delaware corporation (the "Company"), pursuant to the Company's Prospectus, dated _________, 1998.


     2.   As of the close of business on _________, 1998, there were issued and
outstanding               shares of the Company's Common Stock, $.0001 par value
per share, _____ shares of Convertible Preferred Stock and ___ Class D
Warrants and ________ other Warrants.


     3. As such Subscription Agent, the Agent has as of this date issued, countersigned and mailed Rights Certificates evidencing the right to purchase ______ shares of Common Stock and ________ Class E Warrants, together with accompanying Prospectus and other materials, in accordance with the obligations of the Agent set forth in the Subscription Agent Agreement, dated _________, 1998, between the Company and the Agent.

     4. Said certificates contain facsimile signatures of officers of the Company and were countersigned on behalf of the Agent, as Subscription Agent, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign such certificates.

Dated: ____________________, 1998.

                                       CORPORATE STOCK TRANSFER, INC.


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

                                   EXHIBIT B

                       CERTIFICATE OF SUBSCRIPTION AGENT
                          FOR RIGHTS TO SUBSCRIBE FOR
                            UNITS OF FIBERCHEM, INC.

     The Corporate Stock Transfer, Inc. (the "Agent") does hereby certify that:

     1. The Agent is the duly appointed and authorized Transfer Agent and Registrar for FiberChem, Inc., a Delaware corporation (the "Company"), with respect to the Company's Common Stock and Class E Warrants.

     2. As such Transfer Agent and Registrar, it has as of this date issued and countersigned certificates for _________ shares of Common Stock and Class
E Warrants as an original issue pursuant to the written order of the Company, in accordance with the obligations of the Agent set forth in the Subscription Agent Agreement (the "Agreement"), dated _________, 1998, between the Company and the Agent.

     3. Said certificates contain facsimile signatures of officers of the Company and were countersigned or authenticated, as the case may be, on behalf of the Agent, as Transfer Agent and Registrar, by authorized officers of the Agent who were at the time of affixing their signatures and still are duly authorized to countersign or authenticate such certificates.

     4. In its role as Subscription Agent pursuant to the Agreement, the Agent has mailed to the parties entitled thereto, in accordance with the Agreement, the shares of Common Stock and Class E Warrants described in paragraph 2 above of this Certificate.

Dated:________________________, 1998.

                                       CORPORATE STOCK TRANSFER, INC.



                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________